EXHIBIT 4.4


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                                                                     EXHIBIT 4.4


                          PACIFIC LIGHTING CORPORATION



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                              STOCK INCENTIVE PLAN

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        (amended and restated as the Sempra Energy Stock Incentive Plan)


                                        I

                                     PURPOSE

                  The purpose of this Plan is to further the growth and development of Sempra Energy (the "Company") by strengthening the ability of the Company to attract and retain outstanding management employees upon whose judgment, initiative and efforts the continued success of the Company is dependent, by providing additional incentives for high levels of performance by management employees and by increasing the commonality of interests of management employees and the Company's shareholders. This Plan seeks to accomplish these purposes by providing management employees with a proprietary interest in the Company through the grant of incentive awards relating to the Company's Common Stock and consisting of stock options, restricted stock and other stock based awards.



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                                       II

                                 ADMINISTRATION

                  This Plan shall be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall consist of three or more of the Company's Directors and shall be appointed by the Company's Board of Directors. No Director shall be eligible for appointment to the Compensation Committee who, at the time of exercising discretion in administering this Plan, is eligible or, at any time within one year prior thereto, has been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to this Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

                  The Compensation Committee shall, subject to the express provisions of this Plan, have full and final authority in its sole discretion:

                  (a) To grant incentive awards relating to the Company's Common Stock and consisting of stock options, restricted stock and stock based awards to employees eligible for selection to participate in this Plan;

                  (b) To determine the terms and conditions (which need not be identical) of each incentive award;

                  (c) To modify or amend any incentive award granted under this Plan (by cancellation and regrant or substitution of incentive awards or otherwise and with terms and conditions more or less favorable to the employee) or waive any restrictions or conditions applicable to any incentive award or the exercise or realization thereof, except that the


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         Compensation Committee may not adversely affect the rights of an employee previously granted incentive awards without the consent of the employee;

                  (d) To construe and interpret this Plan and any related incentive award agreement and define the terms employed herein and therein;

                  (e) To prescribe, amend and rescind rules, regulations and policies for the administration of this Plan; and

                  (f) To make all other determinations necessary or advisable with respect to this Plan and any incentive award granted hereunder. No member of the Board of Directors or the Compensation Committee of the Company will be liable for any action or determination made with respect to this Plan or any incentive award granted under this Plan.

                                       III

                                  PARTICIPATION

                  Officers and other management employees of the Company or any of its subsidiaries (any corporation of which 50% or more of the issued and outstanding stock having ordinary voting rights is owned directly or indirectly by the Company or any other business entity or association of which 50% or more of the outstanding equity interest is so owned) shall be eligible for selection to participate in this Plan. Directors who are not employees of the Company or its subsidiaries shall not be eligible for selection to participate in this Plan.



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                                       IV

                       SHARES SUBJECT TO INCENTIVE AWARDS

                  Incentive awards granted under this Plan shall relate to shares of Common Stock of the Company. The number of such shares which may have been issued pursuant to incentive awards granted under this Plan shall not have exceeded 2,500,000 shares of Pacific Enterprises stock.

                  If any incentive award granted under this Plan shall expire or terminate for any reason without shares of the Company's Common Stock having been issued pursuant thereto or any shares so issued shall be forfeited to the Company such shares shall again be available for issuance under this Plan except that shares subject to a stock option that is accepted for alternative settlement shall not be available for such issuance.

                  If the outstanding shares of the Company's Common Stock are increased or decreased as a result of split-up or consolidation thereof, stock dividend thereon or a similar transaction, or are changed into or exchanged for a different number or kind of securities as a result of a reclassification or recapitalization or of a reorganization, merger or consolidation then, in each such case, an appropriate and proportionate adjustment shall be made in the number and the kind of securities as to which incentive awards may be granted under this Plan. A corresponding adjustment shall likewise be made in the number and kind of securities to which incentive awards then outstanding shall relate. Any such adjustment, however, in an outstanding incentive awards shall be made without change in the total price, if any, applicable to the securities to which such award relates but with a corresponding adjustment in the price for each such security.



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                                        V

                                  STOCK OPTIONS

                  The Compensation Committee may grant stock options to purchase shares of the Company's Common Stock to employees eligible for selection to participate in this Plan. Stock options may be granted alone or in addition to other incentive awards granted under this Plan.

                  General Terms and Conditions

                  Each stock option granted under this Plan shall be subject to the following terms and conditions:

                  (a) Option Price. The option price of each share purchasable upon exercise of a stock option shall be determined by the Compensation Committee at the time of the grant of such stock option but shall be not less than 85% of the fair market value of the shares on such date.

                  (b) Option Term. The term of each stock option shall be fixed by the Compensation Committee at the time of the grant of such stock option but no stock option shall be exercisable more than ten years after the date such stock option is granted.

                  (c) Exercisability. Each stock option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee.

                  (d) Method of Exercise. Each stock option may be exercised in whole or in part at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares


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         to be purchased, accompanied by payment in full of the option price in cash; provided, however, that the Compensation Committee may, in its sale discretion and upon such terms and conditions as it may deem appropriate, permit the option price to be paid, in whole or in part, in shares of the Company's Common Stock owned by the option holder and valued at the fair market value of such shares on the date the option is exercised.

                  (e) Non-Transferability of Options. Each stock option shall be non-transferable by the option holder other than by will or the laws of descent and distribution and shall be exercisable during the option holder's lifetime only by the option holder or by the option holder's guardian or legal representative.

                  Each stock option granted under this Plan shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Compensation Committee may provide.

                  Incentive Stock Options

                  In addition to the foregoing terms and conditions each stock option granted pursuant to this Plan that is intended to be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986 shall also comply with the following additional terms and conditions:

                  (a) Designation. Such stock option shall be designated as an "incentive stock option" by the Compensation Committee.


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                  (b) Option Price. The option price of each share purchasable upon exercise of such stock option shall be determined by the Compensation Committee at the time of the grant of such stock option but shall not be less than 100% of the fair market value of the shares on such date.

                  (c) Limitation on Grant. No such stock option shall be granted to any person who, at the time the stock option is granted, owns stock of the Company possessing more than lot of the voting power of all classes of stock of the Company provided that this paragraph shall not apply if at the time such stock option is granted, the option price is at least 110% of the fair market value of the shares subject to such stock option and such stock option by its terms is not exercisable after the expiration of 5 years from the date the option is granted.

                  (d) Limitation on Amount. The aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by such option holder during any calendar year (under all stock option plans of the Company and its subsidiaries) shall not exceed the $100,000 limitation set forth in the Internal Revenue Code.


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                  Alternative Settlement of Stock Options

                  The Compensation Committee may, in its sole discretion and upon such terms and conditions as it may deem appropriate, accept the surrender of the right to exercise any stock option granted under this Plan as to any or all of the shares as to which such option is then exercisable, by payment to the person entitled to exercise the option of an amount not to exceed the difference between the option price and the then fair market value of the shares as to which such right to exercise is surrendered. Such payment shall be in cash or in shares of the Company's Common Stock (valued at the then fair market value thereof) or in any combination thereof as the Compensation Committee shall determine in its sole discretion.

                                       VI

                                RESTRICTED STOCK

                  The Compensation Committee may grant restricted stock to employees eligible for selection to participate in this Plan. Restricted stock will consist of shares of the Company's Common Stock that are subject to forfeiture by the employee to the Company under circumstances specified by the Compensation Committee. Restricted stock may be granted alone or in addition to other incentive awards granted under this Plan.

                  Each grant of restricted stock under this Plan shall be subject to the following terms and conditions:

                  (a) Forfeiture Conditions. The Compensation Committee shall specify the circumstances (which may include, without limitation, the termination of the employee's employment with the Company and its subsidiaries under certain circumstances or within certain time periods or


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         the failure by the Company or the employee to attain specified performance objectives) under which shares of restricted stock may be forfeited by the employee to the Company.

                  (b) Nontransferability of Shares. Shares of restricted stock shall not be transferable by the employee until they are no longer subject to forfeiture.

                  (c) Restricted Stock Agreement. An employee granted restricted stock shall not have any rights with respect to the grant unless, within a period of sixty days (or such other period as the Compensation Committee may specify) after the date of the award, the employee (i) enters into a restricted stock agreement with the Company evidencing the grant and the forfeiture conditions and transfer restrictions applicable to the shares of restricted stock, (ii) pays to the Company the amount of $1.00 (or such other amount as shall be determined by the Compensation Committee) for each share of restricted stock, and (iii) delivers to the Company an appropriate stock power, endorsed in blank, relating to the stock certificates evidencing the shares of restricted stock.

                  (d) Stock Certificate. A stock certificate evidencing the shares of restricted stock and bearing a legend referring to the forfeiture conditions and transfer restrictions applicable to such shares shall be issued in the name of an employee who is granted restricted stock and who has entered into a related restricted stock agreement but such certificate shall be retained in the custody of the Company (or an escrow agent


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         specified by the Compensation Committee) until such shares are no longer subject to forfeiture.

                  (e) Rights as a Shareholder. Unless otherwise specified by the Compensation Committee and except with respect to the forfeiture conditions and transfer restrictions applicable thereto, an employee holding shares of restricted stock shall have all rights of a shareholder with respect to such shares including the right to vote such shares and to receive all dividends and distributions with respect thereto. Each grant of restricted stock under this Plan shall be subject to such additional terms and conditions not inconsistent with the terms of this Plan as the Compensation Committee may provide.

                                       VII

                               STOCK BASED AWARDS

                  The Compensation Committee may grant stock based awards to employees eligible for selection to participate in this Plan. Stock based awards will consist of awards that are valued in whole or in part by reference to, or are otherwise based on the Company's Common Stock, including, without limitation, stock appreciation rights, restricted stock units, performance shares, performance share units, dividend equivalents and tax-offset payments. Stock based awards may be granted alone or in addition to other incentive awards granted under this Plan.

                  Stock based awards shall be subject to such terms and conditions as shall be specified by the Compensation Committee and may require, without limitation, continued


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employment or the attainment by the employee or the Company of specified performance objectives. Payment or settlement of stock based awards shall be in cash or in shares of the Company's Common Stock, or in any combination thereof as the Compensation Committee shall determine in its sole discretion.

                                      VIII

                                CHANGE IN CONTROL

                  Upon the occurrence of a change in control of the Company:

                  (a) Any time periods relating to the exercise or realization of any stock option granted under this Plan shall be accelerated so that such options may be immediately exercised or realized in full;

                  (b) All shares of restricted stock granted under this Plan shall immediately cease to be forfeitable;

                  (c) All conditions relating to the realization of any stock based award granted under this Plan shall immediately terminate; and

                  (d) The Company shall, upon the request of any employee granted an incentive award under this Plan, purchase the award for an amount of cash which could have been attained upon the exercise of realization of the award had such award been fully exercisable or realizable.

                  The Compensation Committee may make such further provisions with respect to a change in controls of the Company as it shall deem equitable and in the best interests of the Company.


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Such provision may be made in any agreement relating to an incentive award granted under this Plan, by amendment to any such agreement or by resolution of the Compensation Committee.

                  The phrase "change in control of the Company" shall have such meaning as from time to time ascribed thereto by the Compensation Committee and set forth in any agreement relating to any incentive award granted under this Plan or by resolution of the Compensation Committee; provided, however, that notwithstanding the foregoing, a "change in control of the Company" shall be deemed to have occurred if:

                  (a) Any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 but excluding any benefit plan for employees of the Company or its subsidiaries or any trustee, agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (b) During any two consecutive years, individuals who at the beginning of such a period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                  (c) The shareholders of the Company shall have approved (i) any consolidation or merger of the Company in which the Company is not


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         the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are converted into cash, securities or other property other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) any plan or proposal for the liquidation or dissolution of the Company.

                                       IX

                        AMENDMENTS TO STOCK OPTION PLANS

                  Upon the approval of this Plan by shareholders of the Company, the Company's 1979 Stock Option Plan shall terminate as to the grant of additional stock options.

                  The provisions of Article VIII of this Plan shall be applicable to all stock options (other than stock options intended to qualify as "incentive stock options") granted under the Company's 1970 Amended Stock Option Plan and the Company's 1979 Stock Option Plan as if such options were stock options granted under this Plan.

                  The Compensation Committee may, in its sole discretion, and upon such terms and conditions as it may deem appropriate permit the option price of stock options (other than stock options intended to qualify as "incentive stock options") granted under the Company's 1970 Stock Option Plan or the Company's 1979 Stock Option Plan to be paid, in whole or in part,


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in shares of the Company's Common Stock owned by the option holder and valued at the fair market value of such shares on the date such option is exercised.

                                        X

                               GENERAL PROVISIONS

                  (a) Nothing in this Plan or in related agreement will confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any employee at any time with or without cause.

                  (b) No employee (individually or as a member of a group) and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares allocated or reserved under this Plan or subject to any incentive award except as to such shares, if any, that have been issued to such employee.

                  (c) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any incentive award.

                  (d) No incentive award and no right under this Plan, contingent or otherwise, will be assignable or subject to any encumbrancer pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an incentive award in the event of death of a holder of such award.

                  (e) No shares will be issued under this Plan or any incentive award granted under this Plan unless and until all then applicable requirements imposed by federal and


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state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the shares may be listed, have been fully met.

                                       XI

                            AMENDMENT AND TERMINATION

                  The Board of Directors of the Company may at any time, suspend, amend, modify or terminate this Plan, provided that no amendment or modification shall become effective which would:

                        (i) materially increase the benefits accruing to
                  participants in this Plan,

                        (ii) materially increase the number of shares which may
                  be issued under this Plan, or

                        (iii) materially modify the requirements as to
                  eligibility for participation in this Plan

         unless approved by the affirmative vote of the holders of a majority of the Company's shares present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law. No such suspension, amendment, modification or termination of this Plan shall alter or impair any rights or obligations under any award theretofore granted under this Plan.



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                                       XII

                                 EFFECTIVE DATE

                  This Plan shall be effective upon the adoption thereof by the Board of Directors of the Company subject to approval by the affirmative vote of the holders of a majority of the Company's shares present, or represented and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California within twelve months following the date of the adoption of this Plan by the Board of Directors of the Company. Any incentive award granted under this Plan prior to such approval shall be granted subject to such approval being so obtained.

                                      XIII

                                 EXPIRATION DATE

                  Unless previously terminated by the Board of Directors, this Plan shall expire as to the grant of incentive awards at the close of business on the tenth anniversary of the date this Plan is adopted by the Board of Directors of the Company. No such expiration shall alter or impair any rights or obligations under any incentive award theretofore granted under this Plan.